Summary of SmileDirectClub, Inc.
Compensation for Non-Employee and Non-Affiliated Directors
(as of April 1, 2021)

Non-employee and non-affiliated directors of SmileDirectClub, Inc. (the “Company”) receive compensation for their service as follows:

•Dr. William H. Frist will receive an annual grant of restricted stock units (“RSUs”) commencing on April 1, 2021, with a grant date fair value of $150,000, that will vest one year from the date of grant, which grant will be in addition to (i) the grant of RSUs with a grant date fair value of $850,000 he received in connection with the Company’s initial public offering (“IPO”), vesting with respect to 35% of the grant date fair value on each of September 1, 2020 and September 1, 2021, and 30% of the grant date fair value on April 1, 2022, with vesting, in each case, subject to his continued service on the board of directors through each such vesting date, and (ii) the cash payment of $150,000 received for services performed for 2020; and

•Each of Carol Hamilton and Richard Wallman will receive a grant of RSUs on September 1, 2021, with a grant date fair value of $150,000, that will vest on April 1, 2022, subject to the continued service on the board of directors through the vesting date, which grants are in addition to (i) the grant of RSUs with a grant date fair value of $300,000 each received in connection with the IPO, vesting on September 1, 2020; and (ii) the grant of RSUs with a grant date fair value of $300,000 each received on September 1, 2020, vesting on September 1, 2021.

•Edward W. Ward, III will receive an annual grant of RSUs, commencing on April 1, 2021, with a grant date fair value of $300,000, that will vest on the first anniversary of the grant date, subject to the continued service on the board of directors through the vesting date.

The RSU awards are also subject to full vesting acceleration upon a change in control. Each such director is entitled to reimbursement for all out-of-pocket expenses incurred in connection with attending each meeting of the Board and any committee thereof.